                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                        [Amendment No. ..............]

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:

/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                TIDEWATER INC.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                           R. R. DONNELLEY FINANCIAL
- - --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(3).

/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .........................................................................

    2) Aggregate number of securities to which transaction applies:

       .........................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

       .........................................................................

    4) Proposed maximum aggregate value of transaction:

       .........................................................................

*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                               -------------------------------------------------
    2) Form Schedule or Registration Statement No.:
                                                    ----------------------------
    3) Filing Party:
                     -----------------------------------------------------------

    4) Date Filed:
                   -------------------------------------------------------------

                     [Logo of Tidewater Inc. Appears Here]

                                 TIDEWATER INC.
                               1440 CANAL STREET
                             NEW ORLEANS, LA 70112

                                                               September 8, 1994

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Tidewater Inc. to be held at the Clarion Hotel, 1500 Canal Street, New Orleans, Louisiana, on Thursday, October 20, 1994, at 10:00 a.m., C.D.S.T.

  The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have.

  Please sign, date and return the enclosed proxy card promptly. If you attend the meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

                                   Sincerely,

                                     [Signature of John Laborde Appears Here]

                                                 JOHN P. LABORDE
                                        Chairman of the Board, President,
                                           and Chief Executive Officer

                                 TIDEWATER INC.
                               1440 CANAL STREET
                             NEW ORLEANS, LA 70112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of the Stockholders of TIDEWATER INC. will be held at the Clarion Hotel, 1500 Canal Street, New Orleans, Louisiana, on Thursday, October 20, 1994, at 10:00 a.m., C.D.S.T., to vote upon the following matters:

  1. The election of three Directors to serve three-year terms ending in September 1997 or until their successors are elected and qualified;

  2. Ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1995; and

  3. Such other matters as may properly come before the meeting or any adjournment thereof.

  August 29, 1994 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

  Stockholders are requested to date, sign and return as soon as possible the enclosed proxy card. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose.

                                          By Order of the Board of Directors

                                     [Signature of Victor I. Koock Appears Here]
                                                    VICTOR I. KOOCK
                                           Senior Vice President, Secretary,
                                                and Co-General Counsel

New Orleans, Louisiana
September 8, 1994

                               TABLE OF CONTENTS

DESCRIPTION                                                                PAGE
- - -----------                                                                ----
Solicitation of Proxies...................................................   1
Revocation of Proxies.....................................................   1
Shares Outstanding and Voting Procedures..................................   1
Security Ownership of Certain Beneficial Owners...........................   2
Security Ownership of Management..........................................   3
Election of Directors (Proposal 1)........................................   4
Committees of the Board...................................................   6
Compensation Committee Interlocks and Insider Participation...............   7
Director Compensation.....................................................   7
Executive Compensation....................................................   8
Compensation Committee Report.............................................  14
Performance Graph.........................................................  17
Interest in Certain Transactions..........................................  18
Proposal for the Ratification of Selection of Independent Accountants
 (Proposal 2).............................................................  18
Stockholder Proposals and Director Nominations............................  19
Other Matters.............................................................  20

                                 TIDEWATER INC.
                               1440 CANAL STREET
                             NEW ORLEANS, LA 70112

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

  This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of Tidewater Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company which will be held at the Clarion Hotel, New Orleans, Louisiana, on Thursday, October 20, 1994, at 10:00 a.m., C.D.S.T., and at any adjournment thereof. Only stockholders of record at the close of business on August 29, 1994 are entitled to vote at the meeting or any adjournment thereof.

  The Company will bear the costs of soliciting proxies. Proxies may be solicited, without extra remuneration, by Directors, officers, or employees of the Company, by mail, telephone, telex, telefax, telegram, or personal interview. The Company will reimburse brokers, banks, and other custodians, nominees, or fiduciaries for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners of shares.

                             REVOCATION OF PROXIES

  Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the meeting or by delivering written revocation or a later dated proxy to the Secretary of the Company.

                    SHARES OUTSTANDING AND VOTING PROCEDURES

  The Bylaws of the Company (the "Bylaws") provide that the holders of a majority of the shares of common stock of the Company, par value $.10 per share (the "Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The Bylaws further provide that, except as otherwise provided by statute, the Certificate of Incorporation of the Company, or the Bylaws, all matters coming before the Annual Meeting shall be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote.

  Abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be a part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

  As of the close of business on August 29, 1994, the Company had issued and outstanding 53,091,657 shares of Common Stock. Each share of Common Stock is entitled to one vote with respect to matters to be voted upon at the meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table and notes thereto indicate the name, address, and stock ownership of each person or persons known by the Company to own beneficially more than 5% of the Company's voting securities as of May 2, 1994:

                                                          AMOUNT AND
                                                          NATURE OF    PERCENT
       NAME AND ADDRESS                                   BENEFICIAL     OF
     OF BENEFICIAL OWNER                                  OWNERSHIP     CLASS
     -------------------                                 ------------ ---------
   COMMON STOCK
    Corporate Partners Group............................ 3,992,999(1)  7.52%(6)
     One Rockefeller Plaza
     New York, NY 10020
    FMR Corporation..................................... 5,651,900(2) 10.65%(6)
     82 Devonshire Street
     Boston, MA 02109
    NationsBank Corporation, et al...................... 3,275,000(3)  6.17%(6)
     NationsBank Plaza
     Charlotte, NC 28255
    Chieftain Capital Management, Inc................... 3,227,000(4)  6.08%(6)
     12 East 49th Street
     New York, NY 10017
    Neuberger & Berman.................................. 2,930,000(5)  5.52%(6)
     605 Third Avenue
     New York, NY 10158

- - --------
(1) Based on Schedule 13D dated June 23, 1993 filed by Corporate Partners Group with the Securities and Exchange Commission. The Common Stock owned by the Corporate Partners Group is allocated as follows: Corporate Partners, L.P., 3,394,683 shares; Corporate Offshore Partners, L.P., 243,316 shares; and The State Board of Administration of Florida ("SBAF"), 355,000 shares. Lester Pollack, a Director of the Company, is Senior Managing Director of Corporate Advisors, L.P.
(2) Based on amended Schedule 13G dated August 3, 1994 filed with the Commission reporting the beneficial ownership position of FMR Corporation.
(3) Based on Schedule 13G dated February 10, 1994 filed with the Commission reporting the beneficial ownership position of NationsBank Corporation.
(4) Based on Schedule 13G dated February 10, 1994 filed with the Commission reporting the beneficial ownership position of Chieftain Capital Management, Inc.

(5) Based on Schedule 13G dated January 31, 1994 filed with the Commission reporting the beneficial ownership position of Neuberger & Berman.
(6) Based on 53,091,657 shares of Common Stock outstanding on August 29, 1994.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the beneficial ownership of the Common Stock as of August 29, 1994 with respect to each executive officer named in the Summary Compensation Table and by all Directors and executive officers as a group:

                                               AMOUNT AND NATURE OF  PERCENT
                      NAME                     BENEFICIAL OWNERSHIP* OF CLASS
                      ----                     --------------------- --------
   Robert H. Boh..............................           8,000(1)       **
   Donald T. Bollinger........................          18,644(1)(2)    **
   Arthur R. Carlson..........................           4,100(1)       **
   Richard M. Currence........................          73,189(3)       **
   Hugh J. Kelly..............................           5,000(1)       **
   Victor I. Koock............................          35,493(4)       **
   Cliffe F. Laborde..........................          35,268(5)       **
   John P. Laborde............................         232,603(6)       **
   Paul W. Murrill............................           4,100(1)       **
   Lester Pollack.............................       3,994,999(7)(8)   7.5%(9)
   J. Hugh Roff, Jr...........................           5,000(10)      **
   Ken C. Tamblyn.............................          60,230(11)      **
   All Directors and Executive Officers as a
    group
    (22 persons)..............................       4,611,695(12)     8.7%(13)

- - --------
  * Unless otherwise indicated by footnote, all shares are held by the named individuals with sole voting and investment powers.
 ** Less than 1.0%.
 (1) Includes 4,000 shares of Common Stock that such person has the right to acquire within 60 days upon exercise of a Non-Employee Director stock option.
 (2) Includes 103 shares held by Mr. Bollinger's son, as to which Mr. Bollinger disclaims beneficial ownership.
 (3) Includes 48,156 shares which Mr. Currence has the right to acquire within 60 days through the exercise of employee stock options together with related restricted stock awards, and 3,656 shares of Common Stock attributable to Mr. Currence's account in the Company's Savings Plan, as to which shares Mr. Currence has sole voting power.
 (4) Includes 25,994 shares which Mr. Koock has the right to acquire within 60 days through the exercise of employee stock options together with related restricted stock awards, 3,510 shares of Common Stock attributable to Mr. Koock's account in the Company's Savings Plan, as to which shares Mr. Koock has sole voting power, and 100 shares owned by Mr. Koock's wife, beneficial ownership of which is disclaimed.
 (5) Includes 16,755 shares which Mr. Laborde has the right to acquire within 60 days through the exercise of employee stock options together with related restricted stock awards, 5,241 shares held in trusts for

     Mr. Laborde's minor children, beneficial ownership of which is disclaimed, and 249 shares of Common Stock attributable to Mr. Laborde's account in the Company's Savings Plan, as to which shares Mr. Laborde has sole voting power.
 (6) Includes 25,786 shares which Mr. Laborde has the right to acquire within 60 days through the exercise of employee stock options, and 6,635 shares of Common Stock attributable to Mr. Laborde's account in the Company's Savings Plan, as to which shares Mr. Laborde has sole voting power only.
 (7) Includes 3,992,999 shares owned by the Corporate Partners Group, as to which Mr. Pollack disclaims beneficial ownership. See "Security Ownership of Certain Beneficial Owners" in this Item.
 (8) Includes 2,000 shares of Common Stock which such person has the right to acquire within 60 days upon exercise of a Non-Employee Director stock option.
 (9) Calculated on the basis of 53,091,657 shares of Common Stock outstanding at August 29, 1994, plus the number of shares such person has the right to acquire within 60 days.
(10) Includes 3,000 shares of Common Stock which such person has the right to acquire within 60 days upon exercise of a Non-Employee Director stock option.
(11) Includes 44,272 shares which Mr. Tamblyn has the right to acquire within 60 days through the exercise of employee stock options together with related restricted stock awards, and 2,458 shares of Common Stock attributable to Mr. Tamblyn's account in the Company's Savings Plan, as to which shares Mr. Tamblyn has sole voting power.
(12) Includes 301,333 shares of Common Stock that such persons have the right to acquire within 60 days through the exercise of options together with related restricted stock awards; 3,999,118 shares for which Directors and executive officers reported indirect ownership and disclaim beneficial ownership; and 24,292 shares of Common Stock attributable to such persons' accounts in the Company's Savings Plan, as to which shares such persons have sole voting power only.
(13) Calculated on the basis of 53,091,657 shares of Common Stock outstanding at August 29, 1994 and the 301,333 shares that all Directors and executive officers as a group have the right to acquire within 60 days.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

  The Company's Certificate of Incorporation divides the Board of Directors into three classes, as nearly equal in number as possible, with each class of Directors serving a three-year term. The term of office of the classes of Directors expires in rotation so that one class is elected at each Annual Meeting for a full three-year term. The terms of Messrs. Arthur R. Carlson and John P. Laborde will expire at the Annual Meeting. In addition, the Board has nominated William C. O'Malley for election as a Director. See "Executive Compensation--Employment Contract".

  The Board of Directors has nominated and urges you to vote FOR the election of Messrs. Carlson, Laborde, and O'Malley for terms of office ending in 1997. Proxies solicited hereby will be so voted unless stockholders specify otherwise in their proxies.

  It is intended that the proxies solicited hereby will be voted FOR the election of each individual named under "Nominees" below. In the event any nominee is not a candidate when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. The Board of Directors has no reason to believe that any nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a Director. In no event, however, will the proxies be voted for a greater number of persons than the number of nominees named.

                                   PRINCIPAL OCCUPATION       DIRECTOR   TERM
         NOMINEES         AGE         OR EMPLOYMENT            SINCE   EXPIRING
         --------         ---      --------------------       -------- --------
 Arthur R. Carlson....... 53  Managing Director, Trust          1982     1997
                              Company of the West
                              (investment advisor) since
                              March 1982.
 John P. Laborde......... 70  Chairman of the Board,            1956     1997
                              President and Chief Executive
                              Officer of the Company;
                              Director of Hibernia
                              Corporation, Hibernia
                              National Bank, American
                              Bankers Insurance Group,
                              Stolt Comex Seaway S.A.,
                              Stone Energy Corporation, and
                              American Bureau of Shipping.
 William C. O'Malley..... 57  Elected President and Chief       N/A      1997
                              Operating Officer of the
                              Company effective September
                              1994 and Chairman and Chief
                              Executive Officer effective
                              October 1994. Prior thereto,
                              served as Chairman of the
                              Board and Chief Executive
                              Officer of Sonat Offshore
                              Drilling, Inc., Director of
                              American Oilfield Divers
                              Inc., BE&K, Inc., and Arcade
                              Drilling A/S.
 DIRECTORS CONTINUING IN           PRINCIPAL OCCUPATION       DIRECTOR   TERM
          OFFICE          AGE         OR EMPLOYMENT            SINCE   EXPIRING
 -----------------------  ---      --------------------       -------- --------
 Robert H. Boh........... 63  Chairman and Former President     1978     1996
                              and Chief Executive Officer
                              of Boh Bros. Construction Co.
                              (general construction
                              contractor); Chairman of
                              Hibernia Corporation and
                              Hibernia National Bank, and
                              Director of BellSouth
                              Telecommunications, Inc.
 Donald T. Bollinger.....  44 Chairman of Bollinger Machine     1990     1996
                              Shop & Shipyard, Inc. since
                              1989 and its Chief Executive
                              Officer since 1985; Director
                              of Premier Bancorp, Inc. and
                              Premier Bank N.A.--South
                              Louisiana.
 Hugh J. Kelly...........  69 Oil and gas consultant since      1990     1996
                              1989; former Chief Executive
                              Officer of Ocean Drilling and
                              Exploration Company, 1977-
                              1989; Vice Chairman of
                              Hibernia Corporation,
                              Director of Chieftain
                              International, Inc. and
                              Central Louisiana Electric
                              Co.
 Paul W. Murrill.........  60 Professional Engineer. Served     1981     1995
                              as Special Advisor to the
                              Chairman of the Board of Gulf
                              States Utilities Co. (public
                              utility), 1987-1989, its
                              Chairman, 1982-1987, and its
                              Chief Executive Officer,
                              1982-1986; Director of
                              Entergy Corporation, Howell
                              Corporation, Pavilion
                              Technologies, Inc., Picadilly
                              Cafeterias, Inc., ZYGO Corp.,
                              First Mississippi
                              Corporation, and FirstMiss
                              Gold Inc.

                                             (Table continued on following page)

 DIRECTORS CONTINUING IN           PRINCIPAL OCCUPATION       DIRECTOR   TERM
          OFFICE          AGE         OR EMPLOYMENT            SINCE   EXPIRING
 -----------------------  ---      --------------------       -------- --------
 Lester Pollack.......... 61  Senior Managing Director of       1992     1995
                              Corporate Advisors, L.P.
                              since 1988, a general partner
                              of Lazard Freres & Co. and
                              Chief Executive Officer of
                              Centre Partners, L.P. since
                              1986; Director of Continental
                              Cablevision, Inc., Kaufman &
                              Broad Home Corporation, Loews
                              Corporation, Parlex Corp.,
                              Polaroid Corporation, Sphere
                              Drake Holdings, Ltd., and
                              SunAmerica, Inc.
 J. Hugh Roff, Jr........ 62  Chairman of the Board of          1986     1995
                              PetroUnited Terminals, Inc.
                              (petrochemical terminals)
                              since November 1986; Director
                              of Texas Commerce Bancshares,
                              Inc.

                            COMMITTEES OF THE BOARD

  The Company has standing Executive, Audit, and Compensation Committees of the Board of Directors. It has no nominating committee. During fiscal 1994, eight meetings of the Board of Directors were held. Each Director attended at least 75% of the aggregate of the meetings of the Board and any Committees on which he served which were held during the period for which he was a Director.

  The Company's Executive Committee is composed of Messrs. John P. Laborde, Robert H. Boh, Arthur R. Carlson, Paul W. Murrill, Lester Pollack, and J. Hugh Roff, Jr. The function of the Committee is to act in the place of the Board of Directors at times when the Board is not in session. The Committee may exercise all powers of the Board except those powers specifically reserved to the Board under applicable law. The Committee did not meet during fiscal 1994.

  The Company's Audit Committee is composed of Messrs. Paul W. Murrill, Donald
T. Bollinger, Arthur R. Carlson, and Lester Pollack. The Committee met three times during fiscal 1994. The principal functions of the Committee are to recommend selection of independent auditors, review the plan for and results of audit examinations by internal and independent auditors, review the Company's annual financial statements prior to release to the public, and review and approve the services provided and fees charged by independent auditors. The Committee also monitors and evaluates internal accounting controls of the Company and ensures continuing adherence to stated management policies and regulatory requirements in the area of financial reporting.

  The Company's Compensation Committee is composed of Messrs. Robert H. Boh, Hugh J. Kelly, and J. Hugh Roff, Jr. The Committee met 13 times during fiscal 1994. The principal functions of the Committee include responsibility for considering all substantive elements of the Company's total employee compensation package, including overall plan design for each of the Company's major benefit programs, determining appropriate actuarial assumptions and funding methods, appointing and monitoring independent investment managers and monitoring compliance with applicable provisions of state and federal law. The Committee also has responsibility for determining salary and bonus awards for officers and determining stock option and restricted stock awards for all key employees. Additionally, the Committee conducted a search for a replacement for Mr. John P. Laborde upon his retirement as Chairman, President, and Chief Executive Officer.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Company's Compensation Committee are Messrs. Robert H. Boh, Hugh J. Kelly, and J. Hugh Roff, Jr. None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity one of whose executive officers served as a Director or on the Compensation Committee of the Company.

                             DIRECTOR COMPENSATION

  Non-Employee Directors of the Company receive an annual retainer fee of $20,000 and a fee of $1,500 for attendance at each meeting of the Board of Directors. Directors also receive a fee of $1,000 for attendance at each meeting of any Committee of the Board of Directors. The chairmen of Committees of the Board of Directors receive a fee of $1,400 for attendance at those Committee meetings they chair. Directors are also reimbursed for any direct expense incurred by them in attending any such meetings of the Board of Directors or its Committees. Non-Employee Directors also automatically receive a non-qualified stock option to purchase 1,000 shares of Common Stock after each Annual Meeting of Stockholders of the Company. The exercise price of the stock options is equal to the closing price for the Common Stock reported on the New York Stock Exchange consolidated tape on the date of the Annual Meeting of Stockholders or, if not reported on that day, on the first day thereafter that it is reported. Non-Employee Director options may not be exercised until six months after the date of grant and then may not be exercised if such exercise constitutes a triggering event under the Company's Shareholder Rights Plan. The options lapse 10 years from the date of grant or one year after termination of the Director's services as a Director of the Company, whichever occurs first.

  The Company provides a Deferred Compensation Plan pursuant to which a Non-Employee Director may elect to defer all fees which are payable to him from the Company. Deferred amounts are credited to an account in the name of the participant as a cash credit or a phantom Common Stock credit of the Company's Common Stock. During fiscal 1994, cash credit accounts are credited quarterly with interest at a rate based upon a 90-day certificate of deposit rate. Commencing April 1, 1994, cash credit accounts are credited quarterly with interest at a rate based upon the one year U.S. Treasury Bill rate. The phantom share accounts are credited with a Common Stock dividend equivalent at the time dividends are paid on Common Stock. Upon the earlier of termination of Board service with the Company or the Director's attainment of age 65, amounts accrued under this Plan are payable either in a lump sum or over a period of two to ten years, at the election of the participant. Directors participate at their election in this Plan on a year-to-year basis. One Director participated in the Deferred Compensation Plan during fiscal 1994.

  The Company also provides a Retirement Plan for the benefit of Non-Employee Directors age 65 or over or who have completed five or more years of service on the Board. Under the Retirement Plan, an eligible Director will be entitled to an annual benefit equal to the annual retainer fee for a Board member at the time of his retirement. The benefit is payable for a term equal to the number of years the retired Director served as a Non-Employee Director. If a Director dies prior to payment of his benefit, a death benefit is payable to his beneficiaries equal to the then present value of the unpaid benefit.

  The Deferred Compensation Plan and the Retirement Plan both provide for the acceleration of the payment of benefits in the event of a change of control in the Company. In such event, any unpaid benefits deferred under the Deferred Compensation Plan as a cash credit only and any Retirement Plan benefits are payable upon the Company's receipt of a request for payment by a Director.

                             EXECUTIVE COMPENSATION

  The following table summarizes, for each of the three fiscal years ended March 31, 1992, 1993 and 1994, the compensation of the Company's Chief Executive Officer and each of the next four most highly compensated executive officers of the Company in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                            ANNUAL COMPENSATION          LONG TERM COMPENSATION
                          ------------------------ -------------------------------------
                                                   RESTRICTED    NO. OF        ALL
        NAME AND          FISCAL                     STOCK       OPTIONS      OTHER
   PRINCIPAL POSITION      YEAR   SALARY   BONUS   AWARDS (1)    AWARDED COMPENSATION (2)
- - ------------------------  ------ -------- -------- ----------    ------- ---------------
John P. Laborde.........   1994  $600,000 $450,000        -0-       -0-    $   20,976
 Chairman of the Board,    1993   560,000  275,000 $3,800,000(3)    -0-     2,231,260(4)
 President, and Chief      1992   440,000  300,000        -0-       -0-        15,519
 Executive Officer
Richard M. Currence.....   1994   232,500  140,000     43,607(5) 20,000         9,951
 Executive Vice            1993   218,750   90,000        -0-    30,000         9,538
 President                 1992   200,000  100,000        -0-       -0-         8,319
Ken C. Tamblyn..........   1994   222,500  135,000     43,607(5) 20,000         9,649
 Executive Vice            1993   205,000   80,000        -0-    29,600         9,126
 President and             1992   175,000   90,000        -0-       -0-         7,569
 Chief Financial Officer
Cliffe F. Laborde.......   1994   186,250   90,000     32,715(5) 15,000         8,563
 Senior Vice President     1993   175,000   50,000        -0-    13,600         2,976
 and Co-General Counsel    1992    32,532      -0-        -0-    20,000           387
 Counsel
Victor I. Koock.........   1994   143,000   50,000     21,803(5) 10,000         7,266
 Senior Vice President,    1993   133,750   40,000        -0-     8,000         6,639
 Secretary and             1992   115,000   50,000        -0-       -0-         5,852
 Co-General Counsel

- - --------
(1) Reflects the number of shares of restricted stock awarded multiplied by the closing market price of the Company's Common Stock on the date of grant.
(2) Consists of amounts contributed by the Company on behalf of the named executive officer pursuant to the Company's Savings Plan and Supplemental Savings Plan and health care premiums paid by the Company under the Tidewater Executive Medical Plan. See following table.
(3) These Restricted Shares vested on March 31, 1993.
(4) Includes $2,212,321 in an accelerated lump sum payment of benefits under the Company's Supplemental Executive Retirement Plan.
(5) Reflects the value of shares of restricted stock (the "Restricted Shares") that the executive officer has the right to receive upon the exercise of related stock options. Once issued, the Restricted Shares will be restricted for the period of five years and will be forfeited if, except under certain permitted circumstances, the executive officer sells the related option shares. Once the Restricted Shares are issued, the holders of the Restricted Shares will be entitled to receive any dividends paid to the holders of Common Stock of the Company.

                       AMOUNTS CONTRIBUTED BY THE COMPANY
             PURSUANT TO SAVINGS PLAN AND SUPPLEMENTAL SAVINGS PLAN
                  AND HEALTH CARE PREMIUMS PAID BY THE COMPANY
                     UNDER TIDEWATER EXECUTIVE MEDICAL PLAN

                                                   CONTRIBUTIONS  PREMIUMS PAID
                                                       UNDER     UNDER EXECUTIVE
                  NAME                     YEAR    SAVINGS PLANS  MEDICAL PLAN
                  ----                   --------- ------------- ---------------
John P. Laborde......................... 1993-1994    $18,000        $2,976
                                         1992-1993     16,053         2,976
                                         1991-1992     13,200         2,319
Richard M. Currence..................... 1993-1994      6,975         2,976
                                         1992-1993      6,562         2,976
                                         1991-1992      6,000         2,319
Ken C. Tamblyn.......................... 1993-1994      6,673         2,976
                                         1992-1993      6,150         2,976
                                         1991-1992      5,250         2,319
Cliffe F. Laborde ...................... 1993-1994      5,587         2,976
                                         1992-1993          0         2,976
                                         1991-1992          0           387
Victor I. Koock......................... 1993-1994      4,290         2,976
                                         1992-1993      3,663         2,976
                                         1991-1992      3,533         2,319

STOCK OPTIONS

  The following table contains certain information concerning the grant of stock options to the named executive officers during the fiscal year ended March 31, 1994:

               OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 1994
                               INDIVIDUAL GRANTS

                                                                         POTENTIAL
                                                                     REALIZABLE VALUE
                                                                     AT ASSUMED ANNUAL
                                     % OF TOTAL                       RATES OF STOCK
                                       OPTIONS                             PRICE
                                     GRANTED TO                      APPRECIATION FOR
                         NUMBER OF    EMPLOYEES                         OPTION TERM
                          OPTIONS      IN LAST   EXERCISE EXPIRATION -----------------
          NAME           GRANTED(1)  FISCAL YEAR  PRICE      DATE       5%      10%
          ----           ----------  ----------- -------- ---------- -------- --------
John P. Laborde.........      -0-          0%         --         --        --       --
Richard M. Currence.....   20,000(2)    10.5%    $19.625   09/17/03  $246,841 $625,544
Ken C. Tamblyn..........   20,000(2)    10.5%     19.625   09/17/03   246,841  625,544
Cliffe F. Laborde.......   15,000(2)     7.9%     19.625   09/17/03   185,131  469,158
Victor I. Koock.........   10,000(2)     5.3%     19.625   09/17/03   123,421  312,772

- - --------
(1) These options become fully exercisable within three years after the date of grant. Exercisability is accelerated upon a change of control.
(2) Upon exercise of the options, Messrs. Currence, Tamblyn, Cliffe F. Laborde, and Koock will receive 2,222, 2,222, 1,667, and 1,111 Restricted Shares, respectively, that were awarded under the 1992 Stock Option and Restricted Stock Plan. See Note 5 to Summary Compensation Table.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth certain information concerning the exercise of options during the fiscal year ended March 31, 1994 and unexercised options held on March 31, 1994:

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1994
                     AND OPTION VALUES AS OF MARCH 31, 1994

                                                                             VALUE OF UNEXERCISED
                          NUMBER OF                NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS AT
                           SHARES                OPTIONS AT MARCH 31, 1994     MARCH 31, 1994(2)
                          ACQUIRED      VALUE    ------------------------- -------------------------
          NAME           ON EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
John P. Laborde.........    7,547    $66,036.25    25,786          -0-      $161,163          -0-
Richard M. Currence.....      -0-           -0-    43,875       48,750       289,484     $153,719
Ken C. Tamblyn..........    2,500     40,937.50    37,866       45,234       244,756      105,107
Cliffe F. Laborde.......      -0-           -0-    11,200       30,734        54,269       59,370
Victor I. Koock.........    3,585     55,149.37    22,291       18,459       165,468       52,845

- - --------
(1) Reflects the difference between the closing sale price of the Company's Common Stock on the exercise date and the exercise price of the options.
(2) Reflects the difference between the closing sale price of the Company's Common Stock on March 31, 1994 and the exercise price of the options.

PENSION PLANS

  Defined Benefit Pension Plan. The Company and its participating subsidiaries sponsor a defined benefit pension plan ("Pension Plan") covering eligible employees. Upon normal retirement at age 65, the Pension Plan provides a monthly benefit equal to the sum of (i) 1.5% of five-year final average earnings above Social Security covered compensation times years of credited service to a maximum of 35, plus (ii) 0.85% of five-year final average earnings of Social Security covered compensation times years of credited service to a maximum of 35, plus (iii) 1% of five-year final average earnings times credited service in excess of 35 years.

  Early retirement benefits are available upon attainment of age 55 and completion of 10 years of credited service and are payable on a reduced basis. There is no reduction for benefits payable at age 62 or later. For employees retiring between age 55 and 62, the reduction is 5% per year for each year prior to age 62. A retiring employee may select a life annuity or one of several optional forms of settlement.

  Employees completing five years of credited service are 100% vested in their pension benefits. Messrs. John Laborde, Currence, Tamblyn, Cliffe Laborde, and Koock have 38, 9, 8, 2, and 26 years of credited service, respectively, under the Company's Pension Plan.

  Supplemental Executive Retirement Plan. Under federal law, an employee's benefits under a qualified pension plan are limited to certain maximum amounts. The Company has adopted a supplemental executive retirement plan ("SERP") to supplement the benefits received by the Company's officers participating in the Pension Plan. The supplemental benefits consist of an amount equal to the excess of the participant's benefits calculated under the Pension Plan over the maximum benefit permitted by law. The SERP also gives credit for prior service by the SERP participants without regard to any break in service. As a consequence, under the SERP Mr. Currence was given credit for prior service without regard to his break in service. The SERP also provides that upon normal retirement at age 65 officers shall receive a monthly benefit equal to the sum of (i) 2.0% of five-year final average earnings above Social Security covered compensation times years of credited service to a maximum of 35 years, plus (ii) 1.35% of five-year final average earnings below Social Security covered compensation times years of credited service to a maximum of 35 years.

  The following table sets forth estimated aggregate combined annual benefits payable in the form of a straight life annuity under the Pension Plan and the SERP upon retirement to persons in the remuneration and years-of-service classifications specified. Benefits are not subject to any deduction for Social Security or other offset amounts.

                              PENSION PLANS TABLE

      FIVE-YEAR
        FINAL                        YEARS OF CREDITED SERVICE AT RETIREMENT
       AVERAGE                     --------------------------------------------
       EARNINGS                       15       20       25       30       35
      ---------                    -------- -------- -------- -------- --------
      $150,000.................... $ 42,630 $ 56,839 $ 71,049 $ 85,259 $ 99,469
      $175,000....................   50,130   66,839   83,549  100,259  116,969
      $200,000....................   57,630   76,839   96,049  115,259  134,469
      $225,000....................   65,130   86,839  108,549  130,259  151,969
      $250,000....................   72,630   96,839  121,049  145,259  169,469
      $300,000....................   87,630  116,839  146,049  175,259  204,469
      $400,000....................  117,630  156,839  196,049  235,259  274,469

  Mr. John P. Laborde received a lump-sum distribution of his SERP benefits during fiscal 1993 which is subject to adjustment at retirement based on final average earnings. As of March 31, 1994, Mr. Laborde's covered compensation under the Pension Plan is $150,000 and the aggregate annual benefit payable in the form of a straight life annuity, assuming retirement in 1994 as provided in the Employment Contract, is $155,952. See "Employment Contract" below.

SAVINGS PLANS

  Savings Plans. The Company and its participating subsidiaries maintain a savings plan ("Savings Plan") under which all employees who are U.S. citizens or aliens permanently residing in the United States are eligible to participate. Participation is voluntary and an employee may elect to make contributions in whole percentages up to 15% of annual salary with a maximum in calendar year 1994 of $9,240 per year. Contributions up to 6% of annual salary are matched 50% by the Company, and are invested in Company Common Stock. The Savings Plan allows employees to make their contributions on a before tax basis under Internal Revenue Code Section 401(k). An employee's account generally is paid in a lump sum in cash as soon as administratively feasible following the participant's termination of employment. A terminated employee whose account balance exceeds $3,500 and who does not consent to an immediate distribution will receive a distribution at age 65 or at such other date as the employee may elect. An employee may elect to receive distribution of his or her account in annual installments over a period not to exceed 10 years, and may elect to receive the vested portion of the Company matching contributions in Company Common Stock.

  Supplemental Savings Plan. The Company has adopted a supplemental savings plan ("Supplemental Savings Plan") to provide certain executive officers with the benefits lost under the Savings Plan as a result of the Tax Reform Act of 1986 which during calendar year 1994 places an $9,240 per year ceiling on employee contributions to benefit plans established under Section 401(k) of the Internal Revenue Code. Under the Supplemental Savings Plan, which is unfunded, the covered employee is permitted to defer amounts o compensation up to the difference between the amount deferred under the Savings Plan and 6% of the employee's compensation. The Company matches 50% of such deferred amounts. An employee's account generally is paid in a lump sum upon termination of employment for any reason with the vested portion of the Company matching contributions paid in cash.

EMPLOYMENT CONTRACT

  On June 13, 1994, the Company entered into an employment agreement (the "Employment Agreement") with Mr. William C. O'Malley, pursuant to which Mr. O'Malley agreed to serve as the Chairman of the Board, President, and Chief Executive Officer of the Company following Mr. John P. Laborde's retirement from such positions at the conclusion of the Company's 1994 Annual Meeting of Stockholders. The Employment Agreement provides for Mr. O'Malley to serve as the President and Chief Operating Officer from September 19, 1994 until the Annual Meeting. Under the Employment Agreement, which has a term that expires on December 31, 1997, the Company will pay Mr. O'Malley an annual base salary of $500,000. In addition, Mr. O'Malley will be eligible for an annual incentive bonus in accordance with the terms of the Company's Annual Management Incentive Plan. On the date that Mr. O'Malley becomes Chief Executive Officer of the Company, he will be granted 70,000 restricted shares of the Company's Common Stock, which shares are subject to certain restrictions on transfer, vesting periods, and risks of forfeiture. In addition, on that same date Mr. O'Malley will be granted nonqualified options to purchase 375,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of the option grant. Under the terms of the stock option grant, the options will become exercisable over a three-year period. Among other terms, the Employment Agreement provides that if Mr. O'Malley's employment is terminated without cause (or he terminates for good reason) following a change of control (as defined) of the Company at any time after December 31, 1995, then Mr. O'Malley will be entitled to receive cash in an amount equal to two times his annual base salary.

  Effective July 1, 1992, the Company entered into an employment and consulting contract (the "Employment Contract") with John P. Laborde. The terms of the Employment Contract provide for Mr. Laborde's continued service as the President and Chief Executive Officer of the Company until the later of the Company's 1994 Annual Meeting of Stockholders or September 24, 1994 (the "Employment Term"). Thereafter, Mr. Laborde will be retained as a consultant by the Company for an additional three-year term (the "Consultant Term"). Under the terms of the Employment Contract, Mr. Laborde will be paid an annual salary or annual consulting fee of $600,000. While serving as President and Chief Executive Officer, Mr. Laborde may also be paid an annual incentive bonus in the discretion of the Board of Directors. During the Employment Term, Mr. Laborde is entitled to all benefits provided to senior executives of the Company. During the Consultant Term, Mr. Laborde is entitled to all benefits that he is eligible to receive as a retiree from the Company, plus payment by the Company of certain additional perquisites. Mr. Laborde is also entitled to be provided medical coverage by the Company for life. If Mr. Laborde's employment as an employee or consultant is terminated other than under the conditions permitted in the contract, including termination at the option of Mr. Laborde following a change in control of the Company, Mr. Laborde will be paid the aggregate amount of his annual salary or annual consulting fee through the last day of the Consultant

Term. In the case of disability or death, Mr. Laborde or his heirs will receive a payment equal to 50% of Mr. Laborde's annual salary or annual consulting fee from the date of termination through the last day of the Consultant Term. In the case of disability, Mr. Laborde will be entitled to receive disability and other benefits at least equal to the most favorable of those generally provided by the Company to executive officers.

SEVERANCE AGREEMENTS

  The Company has entered into severance agreements with 20 executive officers and key employees, including Messrs. Currence, Tamblyn, Cliffe Laborde, and Koock (the "Severance Agreements").

  The Severance Agreements provide for a lump sum payment by the Company to each executive in the event the executive's employment with the Company is terminated (other than for death, retirement, disability, or cause as defined in the Severance Agreements), or the executive terminates his employment for good reason as defined in the Severance Agreements, following a change in control of the Company.

  Under the Severance Agreements, upon a termination for which a severance payment is required, an amount shall be paid to the executive equal to two times the executive's average annual base salary for the three years prior to termination, as well as any incentive compensation which has been allocated or awarded to the executive prior to the date of termination but has not been paid. In addition, the Severance Agreements provide for: (a) continuation of Company welfare benefits until the earlier of two years after termination or until normal retirement age would have been reached or until replacement of the benefits as a result of the executive's employment with others; (b) a payment equal to the employer contributions to the Company's Savings Plan that would have been made for the two years following the date of termination or until normal retirement age would have been reached, whichever comes earlier; (c) a payment equal to the present value of the additional retirement benefit which would have been earned under the Company's Pension Plan if employment had continued until the earlier of two years following date of termination or until normal retirement age would have been reached; and (d) a cash payment equal to the difference between the option price and the higher of market value on date of termination, or the highest price paid in connection with the change in control, for all stock options exercisable during the next two years. Any payment or benefit to be received by the executive in connection with a change in control or the termination of employment will be reduced to the extent necessary to preserve the deductibility of payments made to the executive pursuant to Section 280G of the Internal Revenue Code.

  In view of (i) the uncertainties to the implementation of the Company's merger with Zapata Gulf, (ii) the expected addition of certain members of the Zapata Gulf management group when the merger was consummated, and (iii) the benefits that would be conferred on such persons by virtue of the merger, the Company's Board of Directors believed it was important to assure the retention of the Company's executive officers in the future and to recognize their significant past contributions. To that end, in 1991 the Company's Board of Directors approved amendments to the Severance Agreements with the effect that each executive officer became entitled to the lump sum payment provided for in his Severance Agreement if his employment was terminated without cause or he left for good reason prior to January 1, 1995. During the last fiscal year the employment of Paul Angelle, an executive officer of the Company, terminated and Mr. Angelle received a lump-sum payment under his Severance Agreement of $300,945. The Severance Agreements with the other executive officers and key employees have since been amended to provide that the benefits provided in the Severance Agreements will only be paid if termination of employment follows a change of control of the Company.

                         COMPENSATION COMMITTEE REPORT

PRINCIPLES OF EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is composed of independent Non-Employee Directors who are responsible for Tidewater's compensation programs. The executive compensation program is designed to help the Company attract, motivate, and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company's executive compensation program has been structured based on the following principles:

  . COMPETITIVE LEVELS OF COMPENSATION--Tidewater attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications. Total compensation is defined to include base salary, annual bonuses, long-term incentives, and executive benefits.

  The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys, proxy statements for comparator organizations, and independent compensation consultants. The Company's philosophy is to target the market 50th percentile (market median) for base salary, annual incentive plans, and long-term stock compensation. Tidewater considers market pay data for general industry companies with comparable revenues of Tidewater and the Value Line Oilfield Service peer companies used in the total shareholder return graph in this proxy. While individual executive pay rates vary in terms of competitiveness based on experience and performance over time, Tidewater's overall actual executive pay levels for proxy-named executives in the last fiscal year were consistent with this stated philosophy.

  . PAY FOR PERFORMANCE--Tidewater's base salary and incentive plans are managed within a pay for performance framework. As a result, while the expected value of an executive's compensation package may be competitive, actual payments made to executives in a given year may be higher or lower than competitive market rates because of performance.

  . FOCUS ON ANNUAL AND LONG-TERM RESULTS--As part of its pay for performance program, Tidewater maintains both an annual and a long-term incentive plan for key employees. The purpose of the annual incentive plan is to award short-term performance which leads to enhanced shareholder value. The long-term incentive plan focuses on providing a close alignment between shareholders and executives through the use of stock based incentives.

DESCRIPTION OF THE CURRENT EXECUTIVE COMPENSATION PROGRAM

  This section describes each of the principal elements of the Company's executive compensation program with specific reference to the objectives discussed above.

  Base Salary Program. Tidewater believes that offering competitive rates of base pay plays an important role in our ability to attract and retain executive talent. Base salary levels are also tied to each individual employee's performance over time (assessed using discretion). Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Generally, salaries for executives are reviewed and revised annually based on a variety of factors, including individual performance, general levels of market salary increases, and Tidewater's overall financial results.

  Annual Bonus Plan. Tidewater's annual bonus plan is intended to motivate, attract, and retain high quality employees by offering variable pay tied to Company and individual performance. This program is also an important component in providing a fully competitive compensation package to plan participants.

  A bonus pool is established each year based on the Company's overall performance against measures established by the Compensation Committee of the Board of Directors. In fiscal year 1994, the key performance measures considered were growth in adjusted operating income compared to the prior year and return on total capital compared to the Value Line Oilfield Services industry peer group. These measures were each weighted 50%. At targeted performance, the bonus payout levels are set at median market rates.

  Individual awards from the established bonus pool are determined by the Compensation Committee. The CEO provides advice to the Committee for specific individual awards for executives other than himself. Individual awards from the pool are based on business unit and individual employee performance, which is assessed using discretion. The total bonus awards made may not exceed the amount of funds in the bonus pool.

  For fiscal 1994, the Company performed well above the outstanding level on the operating income measure and within the top quartile of the peer group on the return on total capital measure. As a result, executive officer bonuses could have been paid at the maximum level under the plan; however, actual individual awards were either less than or no greater than the maximum available under the Plan.

  Long-Term Incentive Plan. Tidewater's long-term incentive plan provides long-term incentives to executives in two forms: stock options and restricted stock. Each of these devices is intended to meet the Company's objectives in different ways.

  Tidewater's stock option plan is intended to reward participants for generating appreciation in the Company's stock price. Stock options granted to the executive officers named in the Compensation Table and certain other executives were granted at a price equivalent to the closing price of the Company's Common Stock on the New York stock exchange composite tape on the date of grant. All stock options have a term of 10 years and are exercisable in accordance with a vesting schedule established by the Compensation Committee at the time of the grant. The latest grants by the Compensation Committee vest at a rate of one-third per year commencing one year following the grant date.

  Grants of restricted stock made in fiscal 1994 were granted as part of a new Company effort to increase executive stock ownership levels, thereby more closely aligning executive pay with shareholder interests. Under this program, executive officers will receive the restricted shares shown in the compensation table upon the exercise of related stock options. Once issued, restricted shares will be restricted for 5 years and will be forfeited if, except under certain circumstances, the executive officer sells the stock covered by the related stock option or ceases to provide substantial services for the Company and competes with the Company.

  Tidewater's overall stock option and restricted stock grant levels generally are established by considering market data on grant levels and an appropriate overall level of shares reserved for such plans in the market over time. Individual long-term incentive grants are based on the level of each participant in the Company and individual performance (determined using discretion).

  The long-term incentive plan is periodically reviewed to ensure an appropriate mix of base salary, annual incentive, and long-term incentive within the philosophy of providing competitive total direct compensation opportunities.

1994 CHIEF EXECUTIVE OFFICER PAY

  The Chief Executive Officer's salary was $600,000 during fiscal 1994. This salary was pursuant to an employment contract signed in 1992 and places the CEO's base salary at approximately the market 75th percentile in recognition of his long and successful service to the Company. No salary increase was considered or granted during fiscal 1994.

  The CEO's annual incentive award of $450,000 was based on the allowable payout for his position under the Company's annual incentive plan. This payout was based on the Company's outstanding corporate performance under the plan measures (as described previously in this report).

  No stock options or restricted shares were awarded to the CEO in fiscal 1994.

$1 MILLION PAY DEDUCTIBILITY CAP

  In 1993, the U.S. Treasury Department issued regulations that prevent publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million. As such, many companies with executive pay levels exceeding the $1 million limit are considering revising or amending current compensation programs to qualify for exclusion from the pay cap.

  Up to this point, the Committee has not taken any steps to address the $1 million pay deductibility cap. However, the Committee plans to review this issue in the future as final regulatory guidance is provided by the IRS.

                                          Compensation Committee:
                                          Robert H. Boh, Chairman
                                          Hugh J. Kelly
                                          J. Hugh Roff, Jr.

                               PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total shareholder return on Company shares with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Value Line Oilfield Services Group Index during fiscal 1990, 1991, 1992, 1993, and 1994. The graph assumes the investment of $100 on April 1, 1989 at closing prices on March 31, 1989 and the reinvestment of dividends. The Value Line Oilfield Services Group consists of 15 companies.

             COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1989-1994

                              [INSERT GRAPH HERE]


                                    Fiscal Year Ending March 31,
- - --------------------------------------------------------------------------
                         1989     1990     1991     1992     1993     1994
- - --------------------------------------------------------------------------
Tidewater, Inc.           100      145      142      124      251      206
- - --------------------------------------------------------------------------
S&P 500                   100      119      136      152      175      177
- - --------------------------------------------------------------------------
Peer Group                100      153      161      128      157      140
- - --------------------------------------------------------------------------

                        INTEREST IN CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

  During fiscal year 1994, the Company contracted with Bollinger Machine Shop & Shipyard, Inc. ("Bollinger Shipyard") for repair services in the amount of approximately $982,500 for vessels owned by the Company. The contracts were awarded to Bollinger Shipyard on the basis of competitive bidding and/or drydock availability. Donald T. Bollinger is the Chairman and Chief Executive Officer of Bollinger Shipyard and a Director of the Company.

  Bollinger Shipyard received approximately $25,000 during fiscal 1994 for dockage provided for the Company's vessels that had been taken out of service. The vessels were docked at the Bollinger Shipyard facility in LaRose, Louisiana pending sale and/or return to service.

  Bollinger Shipyard paid the Company approximately $27,600 during fiscal 1994 for charter of the M/V Greenhead.

  In the opinion of management, all of the Company's transactions with Bollinger Shipyard were provided on terms that were usual, customary, and no less favorable to the Company than would be available from unaffiliated parties.

                        PROPOSAL FOR THE RATIFICATION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 2)

  The Board of Directors has approved the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 1995. Proxies solicited hereby will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

  Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also to be available at the meeting to respond to appropriate questions. The Board also expects one or more members of its Audit Committee to be present at the Annual Meeting and to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1995.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

  Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Commission and the Bylaws of the Company.

  Should a stockholder intend to present a proposal at the Annual Meeting to be held in 1995, it must be received by the Secretary of the Company (at 1440 Canal Street, New Orleans, Louisiana 70112) not less than 120 days in advance of September 8, 1995, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

  The Company's Bylaws provide that in addition to any other applicable requirements for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting, provided that in the event that the Annual Meeting is called for a date more than 50 days prior to such anniversary date, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. This requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with such procedures.

  The Bylaws further provide that a stockholder of the Company entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Such nominations shall be made pursuant to notice in writing to the Secretary, which must be delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting, provided that in the event the Annual Meeting is called for a date more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14A under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.

                                 OTHER MATTERS

  The Board of Directors knows of no business, other than that described above, that will be presented to the meeting but, should any other matters properly arise before the meeting, the persons named in the enclosed proxies will vote the proxies in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                     [Signature of Victor I. Koock Appears Here]
                                                     VICTOR I. KOOCK
                                            Senior Vice President, Secretary,
                                                 and Co-General Counsel

New Orleans, Louisiana
September 8, 1994

PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

                     [Logo of Tidewater Inc. Appears Here]

                                 TIDEWATER INC.
                               1440 CANAL STREET
                          NEW ORLEANS, LOUISIANA 70112

                                TIDEWATER INC.

     The undersigned appoints Robert H. Boh and Hugh J. Kelly as proxies, each with power to act alone or by substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Tidewater Inc. to be held on October 20, 1994, and any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NOT DIRECTED, FOR EACH NOMINEE AND FOR ALL PROPOSALS LISTED HEREIN, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                                            --------------------
                                                            | SEE REVERSE SIDE |
                                                            --------------------

- - ----- Please mark
| X | votes as in
- - ----- this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE NOMINEES FOR DIRECTOR LISTED BELOW.

1. To elect directors to hold office until September 1997 or until their successors are elected and qualified.

   Nominees: Arthur R. Carlson, John P. Laborde, and William C. O'Malley

             -----   FOR    ----- WITHHELD
             |   |   all    |   | from all
             ----- nominees ----- nominees

- - -----
|   |
- - -----------------------------------------
   For all nominees except as noted above

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE FOLLOWING PROPOSAL

                                  FOR    AGAINST  ABSTAIN
2. To ratify selection of KPMG   -----    -----    -----
   Peat Marwick LLP as inde-     |   |    |   |    |   |
   pendent auditors.             -----    -----    -----

                MARK HERE
               FOR ADDRESS   -----
               CHANGE AND    |   |
              NOTE AT LEFT   -----

Please sign exactly as your name appears hereon. If the stock is issued in the names of two or more persons, each of them should sign the proxy. If the proxy is executed by a corporation, it should be signed in the corporate name by an authorized officer.
When signing as attorney, executor, administrator, trustee, or guardian, or in any other representative capacity, give full title as such.

Please vote, date, sign and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature:                                  Date
          ----------------------------------    --------------------------

Signature:                                  Date
          ----------------------------------    --------------------------